Exhibit 99.1

THE PNC FINANCIAL SERVICES GROUP, INC.

FINANCIAL SUPPLEMENT

SECOND QUARTER 2011

(UNAUDITED)

THE PNC FINANCIAL SERVICES GROUP, INC.

FINANCIAL SUPPLEMENT

SECOND QUARTER 2011

(UNAUDITED)

Page
Consolidated Results:
Income Statement	1
Balance Sheet	2
Capital Ratios	2
Average Balance Sheet	3-4
Net Interest Margin and Selected Income Statement Information	5
Loans, Loans Held for Sale and Net Unfunded Commitments	6
Allowances for Credit Losses	7
Purchase Accounting Accretion	8
Nonperforming Assets and Troubled Debt Restructurings	9-10
Accruing Loans Past Due	11
Business Segment Results:
Descriptions	12
Income and Revenue	13
Period-end Employees	13
Retail Banking	14-15
Corporate & Institutional Banking	16
Asset Management Group	17
Residential Mortgage Banking	18
Distressed Assets Portfolio	19
Glossary of Terms	20-23

The information contained in this Financial Supplement is preliminary, unaudited and based on data available on July 20, 2011. We have reclassified certain prior period amounts to be consistent with the current period presentation, which we believe is more meaningful to readers of our consolidated financial statements. This information speaks only as of the particular date or dates included in the schedules. We do not undertake any obligation to, and disclaim any duty to, correct or update any of the information provided in this Financial Supplement. Our future financial performance is subject to risks and uncertainties as described in our United States Securities and Exchange Commission (SEC) filings.

BUSINESS

PNC is one of the largest diversified financial services companies in the United States and is headquartered in Pittsburgh, Pennsylvania. PNC has businesses engaged in retail banking, corporate and institutional banking, asset management, and residential mortgage banking, providing many of its products and services nationally and others in PNC’s primary geographic markets located in Pennsylvania, Ohio, New Jersey, Michigan, Maryland, Illinois, Indiana, Kentucky, Florida, Virginia, Missouri, Delaware, Washington, D.C., and Wisconsin. PNC also provides certain products and services internationally.

PENDING ACQUISITION OF RBC BANK (USA)

PNC announced on June 20, 2011 that it had signed a definitive agreement to acquire RBC Bank (USA), the U.S. retail banking subsidiary of Royal Bank of Canada. RBC Bank (USA) has approximately $25 billion of assets and 424 branches in North Carolina, Florida, Alabama, Georgia, Virginia and South Carolina. The transaction is expected to add approximately $19 billion of deposits and $16 billion of loans to PNC’s Consolidated Balance Sheet and to close in March 2012, subject to customary closing conditions, including regulatory approvals.

THE PNC FINANCIAL SERVICES GROUP, INC.	Page 1

Consolidated Income Statement (Unaudited)

	Three months ended					Six months ended
	June 30	March 31	December 31	September 30	June 30	June 30	June 30
In millions, except per share data	2011	2011	2010	2010	2010	2011	2010
Interest Income
Loans	$1,905	$1,884	$1,962	$1,996	$2,158	$3,789	$4,318
Investment securities	549	578	602	592	572	1,127	1,195
Other	93	121	107	113	143	214	265

Total interest income	2,547	2,583	2,671	2,701	2,873	5,130	5,778

Interest Expense
Deposits	180	182	205	233	244	362	525
Borrowed funds	217	225	265	253	194	442	439

Total interest expense	397	407	470	486	438	804	964

Net interest income	2,150	2,176	2,201	2,215	2,435	4,326	4,814

Noninterest Income
Asset management	288	263	303	249	243	551	502
Consumer services	333	311	322	328	315	644	611
Corporate services (a)	228	217	370	183	261	445	529
Residential mortgage	163	195	157	216	179	358	326
Service charges on deposits	131	123	132	164	209	254	409
Net gains on sales of securities	82	37	68	121	147	119	237
Net other-than-temporary impairments	(39)	(34)	(44)	(71)	(94)	(73)	(210)
Gain on BlackRock transaction (b)			160
Other	266	343	234	193	217	609	457

Total noninterest income	1,452	1,455	1,702	1,383	1,477	2,907	2,861

Total revenue	3,602	3,631	3,903	3,598	3,912	7,233	7,675
Provision For Credit Losses	280	421	442	486	823	701	1,574
Noninterest Expense
Personnel	976	989	1,032	959	959	1,965	1,915
Occupancy	176	193	194	177	172	369	359
Equipment	158	167	176	152	168	325	340
Marketing	63	40	70	81	65	103	115
Other	803	681	868	789	638	1,484	1,386

Total noninterest expense	2,176	2,070	2,340	2,158	2,002	4,246	4,115

Income from continuing operations before income taxes and noncontrolling interests	1,146	1,140	1,121	954	1,087	2,286	1,986
Income taxes	234	308	301	179	306	542	557

Income from continuing operations before noncontrolling interests	912	832	820	775	781	1,744	1,429
Income from discontinued operations (net of income taxes of zero, zero, zero, $311, $13, zero, and $27) (c)				328	22		45

Net income	912	832	820	1,103	803	1,744	1,474

Less: Net income (loss) attributable to noncontrolling interests	(1)	(5)	(3)	2	(9)	(6)	(14)
Preferred stock dividends	24	4	24	4	25	28	118
Preferred stock discount accretion and redemptions	1		1	3	1	1	251

Net income attributable to common shareholders	$888	$833	$798	$1,094	$786	$1,721	$1,119

Basic Earnings Per Common Share
Continuing operations	$1.69	$1.59	$1.52	$1.45	$1.45	$3.27	$2.09
Discontinued operations				.63	.04		.09

Net income	$1.69	$1.59	$1.52	$2.08	$1.49	$3.27	$2.18
Diluted Earnings Per Common Share
Continuing operations	$1.67	$1.57	$1.50	$1.45	$1.43	$3.24	$2.06
Discontinued operations				.62	.04		.09

Net income	$1.67	$1.57	$1.50	$2.07	$1.47	$3.24	$2.15
Average Common Shares Outstanding
Basic	524	524	524	523	524	524	511
Diluted	527	526	526	526	527	527	514

Efficiency	60%	57%	60%	60%	51%	59%	54%

Noninterest income to total revenue	40%	40%	44%	38%	38%	40%	37%

Effective tax rate (d)	20.4%	27.0%	26.9%	18.8%	28.2%	23.7%	28.0%

(a)	Includes impairment charges/recoveries related to commercial mortgage servicing rights. Refer to the business segment results for Corporate & Institutional Banking on page 16 for additional information.
(b)	Amount represents the $160 million gain ($102 million after taxes) related to our gain on the sale of a portion of our shares of BlackRock stock as part of BlackRock’s November 2010 secondary common stock offering. Our 2010 Annual Report on Form 10-K (2010 Form 10-K) includes additional information regarding this transaction.
(c)	Includes results of operations for PNC Global Investment Servicing Inc. (GIS) through June 30, 2010 and the related after-tax gain on sale. We sold GIS effective July 1, 2010, resulting in a gain of $639 million, or $328 million after taxes, recognized during the third quarter of 2010. The earnings per diluted share impact of the gain on sale was $.62 for the third quarter of 2010. Our 2010 Form 10-K includes additional information regarding our sale of GIS.
(d)	The effective income tax rates are generally lower than the statutory rate due to the relationship of pretax income to tax credits and earnings that are not subject to tax. The lower effective tax rate for the second quarter of 2011 was primarily attributable to the reversal of deferred tax liabilities. The lower effective tax rate for the third quarter of 2010 was primarily the result of receiving a favorable IRS letter ruling in July 2010 that resolved a prior tax position and resulted in a tax benefit of $89 million.

THE PNC FINANCIAL SERVICES GROUP, INC.	Page 2

Consolidated Balance Sheet (Unaudited)

	June 30	March 31	December 31	September 30	June 30
In millions, except par value	2011	2011	2010	2010	2010
Assets
Cash and due from banks (a)	$3,865	$3,389	$3,297	$3,724	$3,558
Federal funds sold and resale agreements (b)	2,357	2,240	3,704	2,094	2,209
Trading securities	2,075	2,254	1,826	955	882
Interest-earning deposits with banks (a)	4,508	1,359	1,610	415	5,028
Loans held for sale (b)	2,679	2,980	3,492	3,275	2,756
Investment securities (a)	59,414	60,992	64,262	63,461	53,717
Loans (a) (b)	150,319	149,387	150,595	150,127	154,342
Allowance for loan and lease losses (a)	(4,627)	(4,759)	(4,887)	(5,231)	(5,336)

Net loans	145,692	144,628	145,708	144,896	149,006
Goodwill	8,182	8,146	8,149	8,166	9,410
Other intangible assets	2,412	2,618	2,604	2,352	2,728
Equity investments (a)	9,776	9,595	9,220	10,137	10,159
Other (a) (b)	22,157	21,177	20,412	20,658	22,242

Total assets	$263,117	$259,378	$264,284	$260,133	$261,695

Liabilities
Deposits
Noninterest-bearing	$52,683	$48,707	$50,019	$46,065	$44,312
Interest-bearing	129,208	133,283	133,371	133,118	134,487

Total deposits	181,891	181,990	183,390	179,183	178,799
Borrowed funds
Federal funds purchased and repurchase agreements	3,812	4,079	4,144	4,661	3,690
Federal Home Loan Bank borrowings	5,022	5,020	6,043	7,106	8,119
Bank notes and senior debt	10,526	11,324	12,904	13,508	12,617
Subordinated debt	9,358	9,310	9,842	10,023	10,184
Other (a)	6,458	5,263	6,555	4,465	5,817

Total borrowed funds	35,176	34,996	39,488	39,763	40,427
Allowance for unfunded loan commitments and letters of credit	202	204	188	193	218
Accrued expenses (a)	3,502	3,078	3,188	3,134	2,757
Other (a)	7,473	5,393	5,192	5,194	8,504

Total liabilities	228,244	225,661	231,446	227,467	230,705

Equity
Preferred stock (c)
Common stock - $5 par value
Authorized 800 shares, issued 536, 536, 536, 536, and 535 shares	2,682	2,682	2,682	2,680	2,678
Capital surplus - preferred stock	648	647	647	646	646
Capital surplus - common stock and other	12,025	12,056	12,057	12,008	11,979
Retained earnings	17,344	16,640	15,859	15,114	14,073
Accumulated other comprehensive income (loss)	69	(309)	(431)	146	(442)
Common stock held in treasury at cost: 10 shares	(533)	(584)	(572)	(552)	(557)

Total shareholders’ equity	32,235	31,132	30,242	30,042	28,377
Noncontrolling interests	2,638	2,585	2,596	2,624	2,613

Total equity	34,873	33,717	32,838	32,666	30,990

Total liabilities and equity	$263,117	$259,378	$264,284	$260,133	$261,695

Capital Ratios
Tier 1 common (d)	10.5%	10.3%	9.8%	9.6%	8.3%
Tier 1 risk-based (d)	12.8	12.6	12.1	11.9	10.7
Total risk-based (d)	16.2	16.2	15.6	15.6	14.3
Leverage (d)	10.9	10.6	10.2	9.9	9.1
Common shareholders’ equity to assets	12.0	11.8	11.2	11.3	10.6

(a)	Amounts include consolidated variable interest entities. Our first quarter 2011 Form 10-Q included, and second quarter 2011 Form 10-Q will include, additional information regarding these items. Also includes our equity interest in BlackRock under Equity investments.
(b)	Amounts include assets for which PNC has elected the fair value option. Our first quarter 2011 Form 10-Q included, and second quarter 2011 Form 10-Q will include, additional information regarding these items.
(c)	Par value less than $.5 million at each date.
(d)	The ratio as of June 30, 2011 is estimated.

THE PNC FINANCIAL SERVICES GROUP, INC.	Page 3

Average Consolidated Balance Sheet (Unaudited) (a)

	Three months ended					Six months ended
In millions	June 30 2011	March 31 2011	December 31 2010	September 30 2010	June 30 2010	June 30 2011	June 30 2010
Assets
Interest-earning assets:
Investment securities
Securities available for sale
Residential mortgage-backed
Agency	$25,993	$29,134	$28,457	$22,916	$20,382	$27,555	$21,150
Non-agency	7,618	8,057	8,495	8,917	9,358	7,836	9,783
Commercial mortgage-backed	3,278	3,298	3,325	3,100	2,962	3,288	4,153
Asset-backed	3,185	2,757	2,824	2,436	1,695	2,972	1,843
US Treasury and government agencies	4,505	5,682	6,250	7,758	8,708	5,090	8,104
State and municipal	2,234	2,081	1,732	1,323	1,356	2,158	1,360
Other debt	3,578	3,994	3,618	3,092	2,526	3,785	2,202
Corporate stocks and other	376	443	418	472	446	409	451

Total securities available for sale	50,767	55,446	55,119	50,014	47,433	53,093	49,046
Securities held to maturity
Commercial mortgage-backed	4,215	4,239	4,311	4,130	4,264	4,227	3,193
Asset-backed	2,276	2,463	2,849	3,435	3,697	2,369	3,681
Residential mortgage-backed and other	1,288	9	10	9	21	652	90

Total securities held to maturity	7,779	6,711	7,170	7,574	7,982	7,248	6,964

Total investment securities	58,546	62,157	62,289	57,588	55,415	60,341	56,010
Loans
Commercial	57,932	56,300	54,065	53,502	54,349	57,120	54,903
Commercial real estate	16,779	17,545	18,555	19,847	20,963	17,160	21,689
Equipment lease financing	6,189	6,307	6,375	6,514	6,080	6,248	6,105
Consumer	54,014	54,460	54,741	55,036	54,939	54,236	55,143
Residential real estate	15,001	15,518	16,145	16,766	18,576	15,258	18,985

Total loans	149,915	150,130	149,881	151,665	154,907	150,022	156,825
Loans held for sale	2,719	3,193	3,331	3,021	2,646	2,955	2,561
Federal funds sold and resale agreements	2,321	2,813	2,130	1,602	2,193	2,566	1,933
Other	7,241	5,802	6,164	9,801	9,419	6,525	8,450

Total interest-earning assets	220,742	224,095	223,795	223,677	224,580	222,409	225,779
Noninterest-earning assets:
Allowance for loan and lease losses	(4,728)	(4,835)	(5,039)	(5,290)	(5,113)	(4,781)	(5,124)
Cash and due from banks	3,433	3,393	3,516	3,436	3,595	3,413	3,664
Other	41,659	39,901	41,286	42,756	41,304	40,785	41,430

Total assets	$261,106	$262,554	$263,558	$264,579	$264,366	$261,826	$265,749

(a)	Calculated using average daily balances.

THE PNC FINANCIAL SERVICES GROUP, INC.	Page 4

Average Consolidated Balance Sheet (Unaudited) (Continued) (a)

	Three months ended					Six months ended
In millions	June 30 2011	March 31 2011	December 31 2010	September 30 2010	June 30 2010	June 30 2011	June 30 2010
Liabilities and Equity
Interest-bearing liabilities:
Interest-bearing deposits
Money market	$58,594	$58,556	$58,436	$58,016	$58,679	$58,575	$58,303
Demand	26,912	26,313	25,388	25,078	24,953	26,614	24,814
Savings	8,222	7,656	7,221	7,092	7,075	7,941	6,850
Retail certificates of deposit	35,098	36,509	39,201	41,724	43,745	35,799	45,444
Other time	410	515	598	740	881	462	959
Time deposits in foreign offices	1,840	3,452	2,799	2,650	2,661	2,642	2,847

Total interest-bearing deposits	131,076	133,001	133,643	135,300	137,994	132,033	139,217
Borrowed funds
Federal funds purchased and repurchase agreements	4,138	6,376	4,552	4,179	4,159	5,251	4,251
Federal Home Loan Bank borrowings	5,021	5,088	6,168	7,680	8,575	5,054	9,086
Bank notes and senior debt	11,132	11,745	13,073	12,799	12,666	11,437	12,641
Subordinated debt	8,981	9,353	9,490	9,569	9,764	9,166	9,767
Other	5,713	5,847	4,947	4,886	6,005	5,779	5,969

Total borrowed funds	34,985	38,409	38,230	39,113	41,169	36,687	41,714

Total interest-bearing liabilities	166,061	171,410	171,873	174,413	179,163	168,720	180,931
Noninterest-bearing liabilities and equity:
Noninterest-bearing deposits	49,720	47,755	47,998	45,306	44,308	48,743	43,474
Allowance for unfunded loan commitments and letters of credit	204	188	193	218	251	196	273
Accrued expenses and other liabilities	10,747	9,771	10,506	12,687	10,446	10,262	10,424
Equity	34,374	33,430	32,988	31,955	30,198	33,905	30,647

Total liabilities and equity	$261,106	$262,554	$263,558	$264,579	$264,366	$261,826	$265,749

(a)	Calculated using average daily balances.

Supplemental Average Balance Sheet Information (Unaudited)

Deposits and Common Shareholders’ Equity

Interest-bearing deposits	$131,076	$133,001	$133,643	$135,300	$137,994	$132,033	$139,217
Noninterest-bearing deposits	49,720	47,755	47,998	45,306	44,308	48,743	43,474

Total deposits	$180,796	$180,756	$181,641	$180,606	$182,302	$180,776	$182,691

Transaction deposits	$135,226	$132,624	$131,822	$128,400	$127,940	$133,932	$126,591

Common shareholders’ equity	$31,101	$30,193	$29,729	$28,755	$27,054	$30,650	$25,821

THE PNC FINANCIAL SERVICES GROUP, INC.	Page 5

Details of Net Interest Margin (Unaudited) (a)

	Three months ended					Six months ended
	June 30 2011	March 31 2011	December 31 2010	September 30 2010	June 30 2010	June 30 2011	June 30 2010
Average yields/rates
Yield on interest-earning assets
Loans	5.11%	5.09%	5.21%	5.24%	5.58%	5.10%	5.54%
Investment securities	3.80	3.76	3.91	4.15	4.17	3.78	4.31
Other	3.04	4.16	3.61	3.15	3.98	3.59	4.11
Total yield on interest-earning assets	4.64	4.67	4.76	4.82	5.13	4.66	5.15
Rate on interest-bearing liabilities
Deposits	.55	.55	.61	.68	.71	.55	.76
Borrowed funds	2.46	2.35	2.74	2.56	1.88	2.40	2.11
Total rate on interest-bearing liabilities	.95	.95	1.08	1.10	.98	.96	1.07

Interest rate spread	3.69	3.72	3.68	3.72	4.15	3.70	4.08
Impact of noninterest-bearing sources	.24	.22	.25	.24	.20	.23	.21

Net interest margin (b)	3.93%	3.94%	3.93%	3.96%	4.35%	3.93%	4.29%

(a)	Calculated as annualized taxable-equivalent net interest income divided by average earning assets. The interest income earned on certain earning assets is completely or partially exempt from federal income tax. As such, these tax-exempt instruments typically yield lower returns than taxable investments. To provide more meaningful comparisons of yields and margins for all earning assets in calculating net interest margins, in this table we use net interest income on a taxable-equivalent basis by increasing the interest income earned on tax-exempt assets to make it fully equivalent to interest income earned on taxable investments. This adjustment is not permitted under generally accepted accounting principles (GAAP) in the Consolidated Income Statement. The taxable-equivalent adjustments to net interest income for the three months ended June 30, 2011, March 31, 2011, December 31, 2010, September 30, 2010, and June 30, 2010 were $25 million, $24 million, $22 million, $22 million, and $19 million, respectively. The taxable-equivalent adjustments to net interest income for the six months ended June 30, 2011 and June 30, 2010 were $49 million and $37 million, respectively.
(b)	A reconciliation of net interest margin to provision-adjusted net interest margin follows. We believe that provision-adjusted net interest margin, a non-GAAP measure, is useful as a tool to help evaluate the amount of credit related risk associated with interest-earning assets.

	Three months ended					Six months ended
	June 30 2011	March 31 2011	December 31 2010	September 30 2010	June 30 2010	June 30 2011	June 30 2010
Net interest margin, as reported	3.93%	3.94%	3.93%	3.96%	4.35%	3.93%	4.29%
Less: provision adjustment	.51	.76	.78	.86	1.47	.64	1.41

Provision-adjusted net interest margin	3.42%	3.18%	3.15%	3.10%	2.88%	3.29%	2.88%

The adjustment represents annualized provision for credit losses divided by average interest-earning assets.

Selected Consolidated Income Statement Information (Unaudited)

	Three months ended					Six months ended
In millions	June 30 2011	March 31 2011	December 31 2010	September 30 2010	June 30 2010	June 30 2011	June 30 2010
Income from Continuing Operations before Income Taxes
Integration costs			$78	$96	$100		$213

Income from Discontinued Operations, Net of Income Taxes
Gain on sale of GIS				$328

Net Income Attributable to Common Shareholders
TARP preferred stock accelerated discount accretion (c)							$250

(c)	Represents accelerated accretion of the remaining issuance discount on redemption of the TARP preferred stock in February 2010. This resulted in a $.49 reduction to diluted earnings per share for the six months ended June 30, 2010.

THE PNC FINANCIAL SERVICES GROUP, INC.	Page 6

Details of Loans (Unaudited)

In millions	June 30 2011	March 31 2011	December 31 2010	September 30 2010	June 30 2010
Commercial
Retail/wholesale trade	$10,952	$10,665	$9,901	$9,752	$9,576
Manufacturing	10,426	9,805	9,334	9,519	9,728
Service providers	8,984	8,690	8,866	8,747	8,289
Real estate related (a)	7,515	7,533	7,500	7,398	7,269
Financial services	5,206	5,034	4,573	3,773	4,302
Health care	4,115	3,839	3,481	3,169	3,099
Other industries	11,422	11,036	11,522	10,830	11,969

Total commercial	58,620	56,602	55,177	53,188	54,232

Commercial real estate
Real estate projects	11,086	11,581	12,211	13,021	13,914
Commercial mortgage	5,233	5,552	5,723	6,070	6,450

Total commercial real estate	16,319	17,133	17,934	19,091	20,364

Equipment lease financing	6,210	6,215	6,393	6,408	6,630

TOTAL COMMERCIAL LENDING	81,149	79,950	79,504	78,687	81,226

Consumer
Home equity
Lines of credit	22,838	23,001	23,473	23,770	23,901
Installment	10,541	10,655	10,753	10,815	11,060
Residential real estate
Residential mortgage	14,302	14,602	15,292	15,708	16,618
Residential construction	680	731	707	776	1,219
Credit card	3,754	3,707	3,920	3,883	3,967
Other consumer
Education	8,816	9,041	9,196	8,819	8,867
Automobile	3,705	3,156	2,983	2,863	2,697
Other	4,534	4,544	4,767	4,806	4,787

TOTAL CONSUMER LENDING	69,170	69,437	71,091	71,440	73,116

Total (b)	$150,319	$149,387	$150,595	$150,127	$154,342

(a) Includes loans to customers in the real estate and construction industries.
(b) Includes purchased impaired loans:	$7,256	$7,522	$7,780	$8,130	$9,127

Details of Loans Held for Sale (Unaudited)

In millions	June 30 2011	March 31 2011	December 31 2010	September 30 2010	June 30 2010
Commercial mortgage	$1,226	$1,047	$1,207	$1,381	$1,239
Residential mortgage	1,351	1,840	1,890	1,786	1,336
Other	102	93	395	108	181

Total	$2,679	$2,980	$3,492	$3,275	$2,756

Net Unfunded Commitments (Unaudited)

In millions	June 30 2011	March 31 2011	December 31 2010	September 30 2010	June 30 2010
Net unfunded commitments	$99,791	$96,781	$95,805	$97,147	$95,775

THE PNC FINANCIAL SERVICES GROUP, INC.	Page 7

Allowances for Loan and Lease Losses and Unfunded Loan Commitments and Letters of Credit (Unaudited)

Change in Allowance for Loan and Lease Losses

Three months ended - in millions	June 30 2011	March 31 2011	December 31 2010	September 30 2010	June 30 2010
Beginning balance	$4,759	$4,887	$5,231	$5,336	$5,319
Charge-offs:
Commercial	(185)	(179)	(331)	(310)	(313)
Commercial real estate	(124)	(158)	(181)	(102)	(149)
Equipment lease financing	(11)	(14)	(29)	(12)	(43)
Residential real estate	(43)	(58)	(124)	(47)	(197)
Home equity	(112)	(140)	(124)	(160)	(131)
Credit card	(60)	(74)	(73)	(67)	(95)
Other consumer	(49)	(51)	(62)	(58)	(57)

Total charge-offs	(584)	(674)	(924)	(756)	(985)
Recoveries:
Commercial	98	80	71	80	78
Commercial real estate	26	14	20	14	10
Equipment lease financing	15	9	18	13	13
Residential real estate	1	1	(1)	7	13
Home equity	11	10	9	10	12
Credit card	6	6	5	5	5
Other consumer	13	21	11	13	14

Total recoveries	170	141	133	142	145
Net (charge-offs) recoveries:
Commercial	(87)	(99)	(260)	(230)	(235)
Commercial real estate	(98)	(144)	(161)	(88)	(139)
Equipment lease financing	4	(5)	(11)	1	(30)
Residential real estate	(42)	(57)	(125)	(40)	(184)
Home equity	(101)	(130)	(115)	(150)	(119)
Credit card	(54)	(68)	(68)	(62)	(90)
Other consumer	(36)	(30)	(51)	(45)	(43)

Total net charge-offs	(414)	(533)	(791)	(614)	(840)
Provision for credit losses	280	421	442	486	823
Acquired allowance adjustments				(2)
Net change in allowance for unfunded loan commitments and letters of credit	2	(16)	5	25	34

Ending balance	$4,627	$4,759	$4,887	$5,231	$5,336

Supplemental Information
Net charge-offs to average loans (for the three months ended) (annualized)	1.11%	1.44%	2.09%	1.61%	2.18%
Allowance for loan and lease losses to total loans	3.08	3.19	3.25	3.48	3.46

Commercial lending net charge-offs	$(181)	$(248)	$(432)	$(317)	$(404)
Consumer lending net charge-offs	(233)	(285)	(359)	(297)	(436)

Total net charge-offs	$(414)	$(533)	$(791)	$(614)	$(840)

Net charge-offs to average loans
Commercial lending	.90%	1.25%	2.17%	1.57%	1.99%
Consumer lending	1.35	1.65	2.01	1.64	2.38

Change in Allowance for Unfunded Loan Commitments and Letters of Credit

Three months ended - in millions	June 30 2011	March 31 2011	December 31 2010	September 30 2010	June 30 2010
Beginning balance	$204	$188	$193	$218	$252
Net change in allowance for unfunded loan commitments and letters of credit	(2)	16	(5)	(25)	(34)

Ending balance	$202	$204	$188	$193	$218

THE PNC FINANCIAL SERVICES GROUP, INC.	Page 8

Purchase Accounting Accretion and Accretable Interest (Unaudited)

VALUATION OF PURCHASED IMPAIRED LOANS

	June 30, 2011		March 31, 2011		December 31, 2010
Dollars in billions	Balance	Net Investment	Balance	Net Investment	Balance	Net Investment
Commercial and commercial real estate loans:
Unpaid principal balance	$1.4		$1.6		$1.8
Purchased impaired mark	(.3)		(.3)		(.4)

Recorded investment	1.1		1.3		1.4
Allowance for loan losses	(.3)		(.3)		(.3)

Net investment	0.8	57%	1.0	63%	1.1	61%

Consumer and residential mortgage loans:
Unpaid principal balance	7.1		7.6		7.9
Purchased impaired mark	(.9)		(1.4)		(1.5)

Recorded investment	6.2		6.2		6.4
Allowance for loan losses	(.7)		(.6)		(.6)

Net investment	5.5	77%	5.6	74%	5.8	73%

Total purchased impaired loans:
Unpaid principal balance	8.5		9.2		9.7
Purchased impaired mark	(1.2)		(1.7)		(1.9)

Recorded investment	7.3		7.5		7.8
Allowance for loan losses	(1.0)		(.9)		(.9)

Net investment	$6.3	74%	$6.6	72%	$6.9	71%

PURCHASE ACCOUNTING ACCRETION

	Three months ended
In millions	June 30 2011	March 31 2011	June 30 2010
Non-impaired loans	$72	$68	$111
Impaired loans	186	160	258
Reversal of contractual interest on impaired loans	(88)	(106)	(136)

Net impaired loans	98	54	122
Securities	14	9	13
Deposits	91	100	144
Borrowings	(25)	(31)	(14)

Total	$250	$200	$376

Cash received in excess of recorded investment from sales or payoffs of impaired commercial loans (cash recoveries)	$40	$81	$164

REMAINING PURCHASE ACCOUNTING ACCRETION

In billions	June 30 2011	March 31 2011	December 31 2010
Non-impaired loans	$1.1	$1.1	$1.2
Impaired loans	2.3	2.2	2.2

Total loans (gross)	3.4	3.3	3.4
Securities	.2	.2	.1
Deposits	.3	.4	.5
Borrowings	(1.0)	(1.0)	(1.1)

Total	$2.9	$2.9	$2.9

ACCRETABLE NET INTEREST - PURCHASED IMPAIRED LOANS

In billions		In billions
April 1, 2011	$2.2	January 1, 2011	$2.2
Accretion	(.2)	Accretion	(.4)
Cash recoveries		Cash recoveries	(.1)
Net reclass to accretable difference and other activity	.3	Net reclass to accretable difference and other activity	.6

June 30, 2011	$2.3	June 30, 2011	$2.3

THE PNC FINANCIAL SERVICES GROUP, INC.	Page 9

Details of Nonperforming Assets (Unaudited)

Nonperforming Assets by Type

In millions	June 30 2011	March 31 2011	December 31 2010	September 30 2010	June 30 2010
Nonperforming loans, including TDRs (a)
Commercial
Retail/wholesale trade	$148	$180	$197	$219	$242
Manufacturing	160	213	250	266	312
Service providers	189	214	218	230	223
Real estate related (b)	261	253	233	288	343
Financial services	18	27	16	36	60
Health care	38	46	50	59	55
Other industries	233	270	289	432	458

Total commercial	1,047	1,203	1,253	1,530	1,693

Commercial real estate
Real estate projects	1,289	1,468	1,422	1,562	1,661
Commercial mortgage	378	416	413	427	420

Total commercial real estate	1,667	1,884	1,835	1,989	2,081

Equipment lease financing	35	41	77	104	114

TOTAL COMMERCIAL LENDING	2,749	3,128	3,165	3,623	3,888

Consumer (c)
Home equity	421	464	448	406	405
Residential real estate
Residential mortgage (d)	630	641	764	727	713
Residential construction	36	46	54	42	79
Credit card (e)	8
Other consumer	26	29	35	38	25

TOTAL CONSUMER LENDING	1,121	1,180	1,301	1,213	1,222

Total nonperforming loans (f)	3,870	4,308	4,466	4,836	5,110

OREO and foreclosed assets
Other real estate owned (OREO) (g)	546	569	589	573	581
Foreclosed and other assets	65	63	68	97	46

OREO and foreclosed assets	611	632	657	670	627

Total nonperforming assets	$4,481	$4,940	$5,123	$5,506	$5,737

Nonperforming loans to total loans	2.57%	2.88%	2.97%	3.22%	3.31%
Nonperforming assets to total loans, OREO and foreclosed assets	2.97	3.29	3.39	3.65	3.70
Nonperforming assets to total assets	1.70	1.90	1.94	2.12	2.19
Allowance for loan and lease losses to nonperforming loans (f) (h)	120	110	109	108	104

(a)	See analysis of troubled debt restructurings (TDRs) on page 10.
(b)	Includes loans related to customers in the real estate and construction industries.
(c)	Excludes most consumer loans and lines of credit, not secured by residential real estate, which are charged off after 120 to 180 days past due and are not placed on nonperforming status.
(d)	Effective in 2011, nonperforming residential real estate excludes loans of $85 million accounted for under the fair value option as of June 30, 2011 and March 31, 2011. Amounts for prior periods presented were not material.
(e)	Effective in the second quarter 2011, the commercial nonaccrual policy was applied to certain small business credit card balances. This change resulted in loans placed on nonaccrual status when they become 90 days or more past due, rather than the consumer credit card nonaccrual policy of 180 days or more past due.
(f)	Nonperforming loans do not include purchased impaired loans or loans held for sale.
(g)	Other real estate owned excludes $273 million, $233 million, $178 million, $163 million, and $167 million at June 30, 2011, March 31, 2011, December 31, 2010, September 30, 2010, and June 30, 2010, respectively, related to serviced loans insured by the Federal Housing Administration (FHA) or guaranteed by the Department of Veterans Affairs (VA).
(h)	The allowance for loan and lease losses includes impairment reserves attributable to purchased impaired loans. See page 8, note (a).

THE PNC FINANCIAL SERVICES GROUP, INC.	Page 10

Details of Nonperforming Assets and Troubled Debt Restructurings (Unaudited)

Change in Nonperforming Assets

In millions	Jan. 1, 2011- June 30, 2011	Apr. 1, 2011 - June 30, 2011	Jan. 1, 2011- Mar. 31, 2011
Beginning balance	$5,123	$4,940	$5,123
New nonperforming assets	1,846	843	1,003
Charge-offs/valuation adjustments	(713)	(323)	(390)
Principal activity including paydowns and payoffs	(983)	(603)	(380)
Asset sales and transfers to loans held for sale	(306)	(128)	(178)
Returned to performing status	(486)	(248)	(238)

Ending balance	$4,481	$4,481	$4,940

Largest Individual Nonperforming Assets at June 30, 2011 (a)

In millions
Ranking	Outstandings	Industry
1	$32	Accommodation and Food Services
2	25	Construction
3	23	Real Estate Rental & Leasing
4	23	Real Estate Rental & Leasing
5	21	Real Estate Rental & Leasing
6	20	Real Estate Rental & Leasing
7	20	Accommodation and Food Services
8	20	Real Estate Rental & Leasing
9	18	Real Estate Rental & Leasing
10	18	Real Estate Rental & Leasing

Total	$220

As a percent of total nonperforming assets 5%

(a)	Amounts shown are not net of related allowance for loan and lease losses, if applicable.

Troubled Debt Restructurings by Type

In millions	June 30 2011	March 31 2011	December 31 2010	September 30 2010	June 30 2010
Commercial	$305	$260	$236	$108	$54
Consumer	1,614	1,575	1,422	1,226	1,065

Total	$1,919	$1,835	$1,658	$1,334	$1,119

Nonperforming	845	882	784	595	500
Accrual (a)	752	639	543	424	329
Credit card (b)	322	314	331	315	290

Total	$1,919	$1,835	$1,658	$1,334	$1,119

Loans whose contractual terms have been restructured in a manner which grants a concession to a borrower experiencing financial difficulties are considered troubled debt restructurings (TDRs). TDRs typically result from our loss mitigation activities and could include rate reductions, principal forgiveness, forbearance and other actions intended to minimize the economic loss and to avoid foreclosure or repossession of collateral. Purchased impaired loans are excluded from TDRs.

(a)	Accruing loans have demonstrated a period of at least six months of performance under the modified terms and are excluded from nonperforming loans.
(b)	Credit cards and certain small business and consumer credit agreements whose terms have been modified and are TDRs. However, since our policy is to exempt these loans from being placed on nonaccrual status as permitted by regulatory guidance as generally these loans are directly charged off in the period that they become 180 days past due, these loans are excluded from nonperforming loans.

THE PNC FINANCIAL SERVICES GROUP, INC.	Page 11

Accruing Loans Past Due (Unaudited)

Accruing Loans Past Due 30 to 59 Days (a) (b)

	Amount			Percent of Outstandings
Dollars in millions	Jun. 30 2011	Mar. 31 2011	Dec. 31 2010	Jun. 30 2011	Mar. 31 2011	Dec. 31 2010
Commercial	$149	$208	$251	.25%	.37%	.45%
Commercial real estate	98	315	128	.60	1.84	.71
Equipment lease financing	9	72	37	.14	1.16	.58
Residential real estate (b)	324	327	331	2.16	2.13	2.07
Home equity	141	146	159	.42	.43	.47
Credit card	39	41	46	1.04	1.11	1.17
Other consumer (b)	185	183	260	1.09	1.09	1.53

Total	$945	$1,292	$1,212	.63	.86	.81

Accruing Loans Past Due 60 to 89 Days (a) (c)
	Amount			Percent of Outstandings
Dollars in millions	Jun. 30 2011	Mar. 31 2011	Dec. 31 2010	Jun. 30 2011	Mar. 31 2011	Dec. 31 2010
Commercial	$75	$56	$92	.13%	.10%	.17%
Commercial real estate	71	65	62	.44	.38	.35
Equipment lease financing	2	5	2	.03	.08	.03
Residential real estate (c)	187	222	225	1.25	1.45	1.41
Home equity	91	96	91	.27	.29	.27
Credit card	23	25	32	.61	.67	.82
Other consumer (c)	104	107	101	.61	.64	.60

Total	$553	$576	$605	.37	.39	.40

Accruing Loans Past Due 90 Days or More (a) (d)
	Amount			Percent of Outstandings
Dollars in millions	Jun. 30 2011	Mar. 31 2011	Dec. 31 2010	Jun. 30 2011	Mar. 31 2011	Dec. 31 2010
Commercial	$42	$49	$59	.08%	.09%	.11%
Commercial real estate	12	6	43	.07	.04	.24
Equipment lease financing	1		1	.02		.02
Residential real estate (d)	2,071	2,077	2,121	13.82	13.55	13.26
Home equity	182	165	174	.55	.49	.51
Credit card	45	65	77	1.20	1.75	1.96
Other consumer (d)	293	283	234	1.72	1.69	1.38

Total	$2,646	$2,645	$2,709	1.76	1.77	1.80

(a)	Excludes purchased impaired loans.
(b)	Includes loans that are government guaranteed/insured loans, primarily residential mortgages, of $.3 billion, $.2 billion, and $.3 billion for June 30, 2011, March 31, 2011, and December 31, 2010, respectively.
(c)	Includes loans that are government guaranteed/insured loans, primarily residential mortgages, of $.2 billion for June 30, 2011, March 31, 2011, and December 31, 2010.
(d)	Includes loans that are government guaranteed/insured loans, primarily residential mortgages, of $2.2 billion for June 30, 2011, March 31, 2011, and December 31, 2010.

THE PNC FINANCIAL SERVICES GROUP, INC.	Page 12

Business Segment Descriptions (Unaudited)

Retail Banking provides deposit, lending, brokerage, investment management, and cash management services to consumer and small business customers within our primary geographic markets. Our customers are serviced through our branch network, call centers and online banking. The branch network is located primarily in Pennsylvania, Ohio, New Jersey, Michigan, Maryland, Illinois, Indiana, Kentucky, Florida, Virginia, Missouri, Delaware, Washington, D.C., and Wisconsin.

Corporate & Institutional Banking provides lending, treasury management, and capital markets-related products and services to mid-sized corporations, government and not-for-profit entities, and selectively to large corporations. Lending products include secured and unsecured loans, letters of credit and equipment leases. Treasury management services include cash and investment management, receivables management, disbursement services, funds transfer services, information reporting, and global trade services. Capital markets-related products and services include foreign exchange, derivatives, loan syndications, mergers and acquisitions advisory and related services to middle-market companies, our multi-seller conduit, securities underwriting, and securities sales and trading. Corporate & Institutional Banking also provides commercial loan servicing, and real estate advisory and technology solutions for the commercial real estate finance industry. Corporate & Institutional Banking provides products and services generally within our primary geographic markets, with certain products and services offered nationally and internationally.

Asset Management Group includes personal wealth management for high net worth and ultra high net worth clients and institutional asset management. Wealth management products and services include financial planning, customized investment management, private banking, tailored credit solutions and trust management and administration for individuals and their families. Institutional asset management provides investment management, custody, and retirement planning services. Institutional clients include corporations, unions, municipalities, non-profits, foundations and endowments located primarily in our geographic footprint.

Residential Mortgage Banking directly originates primarily first lien residential mortgage loans on a nationwide basis with a significant presence within the retail banking footprint, and also originates loans through majority or minority owned affiliates. Mortgage loans represent loans collateralized by one-to-four-family residential real estate. These loans are typically underwritten to government agency and/or third party standards, and sold, servicing retained, to secondary mortgage conduits Federal National Mortgage Association (FNMA), Federal Home Loan Mortgage Corporation (FHLMC), Federal Home Loan Banks and third-party investors, or are securitized and issued under the Government National Mortgage Association (GNMA) program. The mortgage servicing operation performs all functions related to servicing mortgage loans - primarily those in first lien position - for various investors and for loans owned by PNC. Certain loans originated through majority or minority owned affiliates are sold to others.

Distressed Assets Portfolio includes commercial residential development loans, cross-border leases, consumer brokered home equity loans, retail mortgages, non-prime mortgages, and residential construction loans. These loans require special servicing and management oversight given current market conditions. We obtained the majority of these loans through acquisitions of other companies.

BlackRock is the largest publicly traded investment management firm in the world. BlackRock manages assets on behalf of institutional and individual investors worldwide through a variety of equity, fixed income, multi-asset class, alternative and cash management separate accounts and funds, including iShares®, the global product leader in exchange-traded funds. In addition, BlackRock provides market risk management, financial markets advisory and enterprise investment system services globally to a broad base of clients. At June 30, 2011, our economic interest in BlackRock was 22%.

THE PNC FINANCIAL SERVICES GROUP, INC.	Page 13

Summary of Business Segment Income and Revenue (Unaudited) (a) (b)

	Three months ended					Six months ended
In millions Income (Loss)	June 30 2011	March 31 2011	December 31 2010	September 30 2010	June 30 2010	June 30 2011	June 30 2010
Retail Banking	$44	$(18)	$44	$(4)	$80	$26	$104
Corporate & Institutional Banking	448	432	543	435	448	880	816
Asset Management Group	48	43	28	43	27	91	66
Residential Mortgage Banking	55	71	3	97	91	126	169
Distressed Assets Portfolio	84	25	(71)	20	(79)	109	(6)
Other, including BlackRock (b) (c) (d)	233	279	273	184	214	512	280

Income from continuing operations before noncontrolling interests	$912	$832	$820	$775	$781	$1,744	$1,429

Revenue
Retail Banking	$1,271	$1,247	$1,278	$1,360	$1,389	$2,518	$2,748
Corporate & Institutional Banking	1,180	1,098	1,376	1,083	1,230	2,278	2,491
Asset Management Group	226	222	224	216	217	448	444
Residential Mortgage Banking	219	258	228	284	252	477	480
Distressed Assets Portfolio	270	245	200	248	358	515	688
Other, including BlackRock (b) (c) (d)	436	561	597	407	466	997	824

Revenue from continuing operations	$3,602	$3,631	$3,903	$3,598	$3,912	$7,233	$7,675

(a)	Our business information is presented based on our management accounting practices and our management structure. We refine our methodologies from time to time as our management accounting practices are enhanced and our business and management structure change. Certain prior period amounts have been reclassified to reflect current methodologies and our current business and management structure. Amounts are presented on a continuing operations basis and therefore exclude the earnings and revenue attributable to GIS, which we sold effective July 1, 2010.
(b)	We consider BlackRock to be a separate reportable business segment but have combined its results with Other for this presentation. Our second quarter 2011 Form 10-Q will include additional information regarding BlackRock.
(c)	Includes earnings and gains or losses related to PNC’s equity interest in BlackRock and residual activities that do not meet the criteria for disclosure as a separate reportable business, such as gains or losses related to BlackRock transactions, integration costs, asset and liability management activities including net securities gains or losses, other-than-temporary impairment of investment securities and certain trading activities, exited businesses, equity management activities, alternative investments, intercompany eliminations, most corporate overhead, and differences between business segment performance reporting and financial statement reporting (GAAP).
(d)	Amount for the fourth quarter of 2010 includes the $160 million gain ($102 million after taxes) related to our gain on the sale of a portion of our shares of BlackRock stock as part of BlackRock’s November 2010 secondary common stock offering.

Period-end Employees	June 30 2011	March 31 2011	December 31 2010	September 30 2010	June 30 2010
Full-time employees
Retail Banking	21,044	20,932	20,925	21,203	21,380
Corporate & Institutional Banking	3,864	3,761	3,756	3,660	3,601
Asset Management Group	3,053	3,042	3,001	2,975	2,964
Residential Mortgage Banking	3,688	3,682	3,539	3,339	3,348
Distressed Assets Portfolio	121	127	152	155	169
Other
Operations & Technology	8,856	8,787	8,727	8,704	8,959
Staff Services and Other (e)	4,889	4,855	4,717	4,584	9,069

Total Other	13,745	13,642	13,444	13,288	18,028

Total full-time employees	45,515	45,186	44,817	44,620	49,490

Retail Banking part-time employees	5,112	4,981	4,965	4,799	4,790
Other part-time employees	1,216	959	987	974	1,104

Total part-time employees	6,328	5,940	5,952	5,773	5,894

Total	51,843	51,126	50,769	50,393	55,384

The period end employee statistics for the businesses reflect staff directly employed by the respective business, and exclude operations, technology and staff services employees that may perform services for the business.

(e)	Includes GIS employees totaling 4,528 at June 30, 2010. We sold GIS effective July 1, 2010.

THE PNC FINANCIAL SERVICES GROUP, INC.	Page 14

Retail Banking (Unaudited) (a)

	Three months ended						Six months ended
Dollars in millions	June 30 2011	March 31 2011		December 31 2010	September 30 2010	June 30 2010	June 30 2011	June 30 2010
INCOME STATEMENT
Net interest income	$810	$818		$826	$861	$879	$1,628	$1,748
Noninterest income
Service charges on deposits	125	117		125	157	204	242	399
Brokerage	52	53		52	53	55	105	108
Consumer services	253	228		239	242	223	481	431
Other	31	31		36	47	28	62	62

Total noninterest income	461	429		452	499	510	890	1,000

Total revenue	1,271	1,247		1,278	1,360	1,389	2,518	2,748
Provision for credit losses	180	276		157	327	280	456	619
Noninterest expense	1,021	1,001		1,048	1,039	994	2,022	1,969

Pretax earnings (loss)	70	(30)		73	(6)	115	40	160
Income taxes (benefit)	26	(12)		29	(2)	35	14	56

Earnings (loss)	$44	$(18)		$44	$(4)	$80	$26	$104

AVERAGE BALANCE SHEET
Loans
Consumer
Home equity	$25,905	$26,064		$26,189	$26,289	$26,510	$25,984	$26,665
Indirect auto	2,756	2,400		2,318	2,170	2,005	2,579	1,950
Indirect other	1,519	1,612		1,695	1,792	1,939	1,565	2,009
Education	8,881	9,101		8,758	8,817	8,342	8,991	8,202
Credit cards	3,681	3,731		3,827	3,901	3,948	3,706	4,013
Other	1,808	1,823		1,840	1,805	1,776	1,815	1,784

Total consumer	44,550	44,731		44,627	44,774	44,520	44,640	44,623
Commercial and commercial real estate	10,636	10,786		10,897	11,086	11,275	10,711	11,365
Floor plan	1,473	1,572		1,482	1,267	1,299	1,522	1,297
Residential mortgage	1,196	1,287		1,389	1,528	1,683	1,241	1,741

Total loans	57,855	58,376		58,395	58,655	58,777	58,114	59,026
Goodwill and other intangible assets	5,751	5,769		5,803	5,837	5,873	5,760	5,904
Other assets	2,150	2,524		2,180	2,511	3,354	2,336	3,248

Total assets	$65,756	$66,669		$66,378	$67,003	$68,004	$66,210	$68,178

Deposits
Noninterest-bearing demand	$18,441	$18,102		$17,723	$17,144	$17,240	$18,272	$17,009
Interest-bearing demand	21,867	20,920		20,140	19,767	19,977	21,397	19,597
Money market	40,767	40,382		40,362	40,148	40,283	40,575	39,992

Total transaction deposits	81,075	79,404		78,225	77,059	77,500	80,244	76,598
Savings	8,136	7,573		7,155	7,029	7,006	7,856	6,780
Certificates of deposit	34,058	35,364		37,949	40,378	42,313	34,708	43,955

Total deposits	123,269	122,341		123,329	124,466	126,819	122,808	127,333
Other liabilities	765	1,147		1,087	1,444	1,656	955	1,654
Capital	8,246	8,048		8,323	8,582	8,538	8,147	8,424

Total liabilities and equity	$132,280	$131,536		$132,739	$134,492	$137,013	$131,910	$137,411

PERFORMANCE RATIOS
Return on average capital	2%	(1	) %	2%	—%	4%	1%	2%
Return on average assets	.27	(.11)		.26	(.02)	.47	.08	.31
Noninterest income to total revenue	36	34		35	37	37	35	36
Efficiency	80	80		82	76	72	80	72

(a)	See note (a) on page 13.

THE PNC FINANCIAL SERVICES GROUP, INC.	Page 15

Retail Banking (Unaudited) (Continued)

	Three months ended					Six months ended
Dollars in millions, except as noted	June 30 2011	March 31 2011	December 31 2010	September 30 2010	June 30 2010	June 30 2011	June 30 2010
OTHER INFORMATION (a)
Credit-related statistics:
Commercial nonperforming assets	$301	$301	$297	$262	$297
Consumer nonperforming assets	403	409	422	400	336

Total nonperforming assets	$704	$710	$719	$662	$633

Impaired loans (b)	$826	$869	$895	$939	$974

Commercial lending net charge-offs	$65	$67	$49	$85	$100	$132	$196
Credit card lending net charge-offs	54	68	68	63	89	122	185
Consumer lending (excluding credit card) net charge-offs	104	122	108	99	109	226	217

Total net charge-offs	$223	$257	$225	$247	$298	$480	$598

Commercial lending annualized net charge-off ratio	2.15%	2.20%	1.57%	2.73%	3.19%	2.18%	3.12%
Credit card lending annualized net charge-off ratio	5.88%	7.39%	7.05%	6.41%	9.04%	6.64%	9.30%
Consumer lending (excluding credit card) annualized net charge-off ratio	.99%	1.17%	1.02%	.93%	1.03%	1.08%	1.03%

Total annualized net charge-off ratio	1.55%	1.79%	1.53%	1.67%	2.03%	1.67%	2.04%

Home equity portfolio credit statistics:
% of first lien positions (c)	37%	36%	36%	35%	35%
Weighted average loan-to-value ratios (c)	73%	73%	73%	73%	73%
Weighted average FICO scores (d)	743	731	726	725	727
Annualized net charge-off ratio	1.00%	1.31%	.97%	.90%	1.01%	1.16%	.86%
Loans 30 - 59 days past due	.48%	.47%	.49%	.49%	.45%
Loans 60 - 89 days past due	.30%	.31%	.30%	.30%	.29%
Loans 90 days past due	1.02%	.99%	1.02%	.94%	.91%

Other statistics:
ATMs	6,707	6,660	6,673	6,626	6,539
Branches (e)	2,459	2,446	2,470	2,461	2,458

Customer-related statistics:
Retail Banking checking relationships	5,627,000	5,521,000	5,465,000	5,438,000	5,389,000
Retail online banking active customers	3,354,000	3,226,000	3,057,000	2,968,000	2,774,000
Retail online bill payment active customers	1,045,000	1,029,000	977,000	942,000	870,000

Brokerage statistics:
Financial consultants (f)	712	700	694	713	711
Full service brokerage offices	37	34	34	40	41
Brokerage account assets (billions)	$35	$35	$34	$33	$33

(a)	Presented as of period end, except for net charge-offs and annualized net charge-off ratios, which are for the three months ended and six months ended, respectively.
(b)	Recorded investment of purchased impaired loans related to acquisitions.
(c)	Includes loans from acquired portfolios for which lien position and loan-to-value information was limited.
(d)	Represents the most recent FICO scores we have on file.
(e)	Excludes certain satellite branches that provide limited products and/or services.
(f)	Financial consultants provide services in full service brokerage offices and PNC traditional branches.

THE PNC FINANCIAL SERVICES GROUP, INC.	Page 16

Corporate & Institutional Banking (Unaudited) (a)

	Three months ended					Six months ended
Dollars in millions, except as noted	June 30 2011	March 31 2011	December 31 2010	September 30 2010	June 30 2010	June 30 2011	June 30 2010
INCOME STATEMENT
Net interest income	$848	$799	$917	$846	$934	$1,647	$1,824
Noninterest income
Corporate service fees	197	187	334	148	237	384	479
Other	135	112	125	89	59	247	188

Noninterest income	332	299	459	237	296	631	667

Total revenue	1,180	1,098	1,376	1,083	1,230	2,278	2,491
Provision for (recoveries of) credit losses	31	(30)	18	(48)	97	1	333
Noninterest expense	443	445	506	447	422	888	868

Pretax earnings	706	683	852	684	711	1,389	1,290
Income taxes	258	251	309	249	263	509	474

Earnings	$448	$432	$543	$435	$448	$880	$816

AVERAGE BALANCE SHEET
Loans
Commercial	$34,673	$33,194	$31,895	$32,196	$33,006	$33,939	$33,541
Commercial real estate	13,839	14,347	15,035	15,897	17,010	14,091	17,483
Commercial - real estate related	3,494	3,463	3,254	3,021	2,901	3,478	3,014
Asset-based lending	7,961	7,370	6,893	6,362	6,066	7,667	6,003
Equipment lease financing	5,483	5,540	5,605	5,750	5,265	5,511	5,292

Total loans	65,450	63,914	62,682	63,226	64,248	64,686	65,333
Goodwill and other intangible assets	3,456	3,484	3,449	3,553	3,660	3,470	3,727
Loans held for sale	1,229	1,341	1,644	1,427	1,409	1,285	1,409
Other assets	8,877	8,241	8,890	8,724	7,712	8,561	7,826

Total assets	$79,012	$76,980	$76,665	$76,930	$77,029	$78,002	$78,295

Deposits
Noninterest-bearing demand	$29,504	$27,843	$27,544	$25,259	$23,715	$28,678	$22,997
Money market	12,643	12,131	11,880	12,105	12,380	12,388	12,317
Other	5,149	6,057	6,632	6,833	6,856	5,601	7,231

Total deposits	47,296	46,031	46,056	44,197	42,951	46,667	42,545
Other liabilities	12,871	12,205	13,155	12,936	10,797	12,540	10,833
Capital	7,928	7,858	8,073	8,487	9,002	7,893	8,902

Total liabilities and equity	$68,095	$66,094	$67,284	$65,620	$62,750	$67,100	$62,280

PERFORMANCE RATIOS
Return on average capital	23%	22%	27%	20%	20%	22%	18%
Return on average assets	2.27	2.28	2.81	2.24	2.33	2.28	2.10
Noninterest income to total revenue	28	27	33	22	24	28	27
Efficiency	38	41	37	41	34	39	35

COMMERCIAL MORTGAGE
SERVICING PORTFOLIO (in billions)
Beginning of period	$266	$266	$263	$265	$282	$266	$287
Acquisitions/additions	13	10	12	8	7	23	15
Repayments/transfers	(11)	(10)	(9)	(10)	(24)	(21)	(37)

End of period	$268	$266	$266	$263	$265	$268	$265

OTHER INFORMATION
Consolidated revenue from: (b)
Treasury Management	$292	$301	$305	$320	$299	$593	$595
Capital Markets	$165	$139	$205	$116	$124	$304	$285
Commercial mortgage loans held for sale (c)	$23	$29	$9	$24	$(2)	$52	$25
Commercial mortgage loan servicing income, net of amortization (d)	29	47	48	41	63	76	155
Commercial mortgage servicing rights (impairment)/recovery (e)	(40)	(35)	59	(81)	(14)	(75)	(18)

Total commercial mortgage banking activities	$12	$41	$116	$(16)	$47	$53	$162
Total loans (f)	$66,142	$64,368	$63,695	$62,477	$63,994
Net carrying amount of commercial mortgage servicing rights (f)	$592	$645	$665	$616	$722
Credit-related statistics:
Nonperforming assets (f)	$2,260	$2,574	$2,594	$3,064	$3,103
Impaired loans (f) (g)	$603	$659	$714	$890	$923
Net charge-offs	$85	$153	$349	$211	$243	$238	$514

(a)	See note (a) on page 13.
(b)	Represents consolidated PNC amounts.
(c)	Includes valuations on commercial mortgage loans held for sale and related commitments, derivative valuations, origination fees, gains on sale of loans held for sale and net interest income on loans held for sale.
(d)	Includes net interest income and noninterest income from loan servicing and ancillary services, net of commercial mortgage servicing rights amortization. Commercial mortgage servicing rights (impairment)/recovery is shown separately.
(e)	See note (a) on page 1.
(f)	Presented as of period end.
(g)	Recorded investment of purchased impaired loans related to acquisitions.

THE PNC FINANCIAL SERVICES GROUP, INC.	Page 17

Asset Management Group (Unaudited) (a)

	Three months ended					Six months ended
Dollars in millions, except as noted	June 30 2011	March 31 2011	December 31 2010	September 30 2010	June 30 2010	June 30 2011	June 30 2010
INCOME STATEMENT
Net interest income	$59	$60	$65	$66	$62	$119	$125
Noninterest income	167	162	159	150	155	329	319

Total revenue	226	222	224	216	217	448	444
Provision for (recoveries of) credit losses	(18)	(6)	9	(12)	14	(24)	23
Noninterest expense	168	160	171	160	160	328	316

Pretax earnings	76	68	44	68	43	144	105
Income taxes	28	25	16	25	16	53	39

Earnings	$48	$43	$28	$43	$27	$91	$66

AVERAGE BALANCE SHEET
Loans
Consumer	$4,069	$4,054	$4,083	$4,020	$4,003	$4,062	$3,998
Commercial and commercial real estate	1,289	1,503	1,426	1,447	1,422	1,395	1,432
Residential mortgage	711	715	723	802	915	713	939

Total loans	6,069	6,272	6,232	6,269	6,340	6,170	6,369
Goodwill and other intangible assets	365	374	384	394	403	370	409
Other assets	221	272	271	236	249	246	238

Total assets	$6,655	$6,918	$6,887	$6,899	$6,992	$6,786	$7,016

Deposits
Noninterest-bearing demand	$1,063	$1,162	$1,432	$1,364	$1,268	$1,112	$1,249
Interest-bearing demand	2,311	2,291	2,033	1,869	1,735	2,301	1,717
Money market	3,557	3,597	3,393	3,258	3,261	3,577	3,239

Total transaction deposits	6,931	7,050	6,858	6,491	6,264	6,990	6,205
CDs/IRAs/Savings deposits	651	677	694	714	769	664	793

Total deposits	7,582	7,727	7,552	7,205	7,033	7,654	6,998
Other liabilities	71	70	74	81	92	70	102
Capital	353	344	380	413	398	349	408

Total liabilities and equity	$8,006	$8,141	$8,006	$7,699	$7,523	$8,073	$7,508

PERFORMANCE RATIOS
Return on average capital	55%	51%	29%	41%	27%	53%	33%
Return on average assets	2.89	2.52	1.61	2.47	1.55	2.70	1.90
Noninterest income to total revenue	74	73	71	69	71	73	72
Efficiency	74	72	76	74	74	73	71

OTHER INFORMATION
Total nonperforming assets (b)	$69	$74	$90	$102	$114
Impaired loans (b) (c)	$135	$143	$146	$155	$182
Total net charge-offs (recoveries)	$—	$(11)	$21	$1	$16	$(11)	$20

ASSETS UNDER ADMINISTRATION (in billions) (b) (d)
Personal	$102	$102	$99	$95	$92
Institutional	117	117	113	111	107

Total	$219	$219	$212	$206	$199

Asset Type
Equity	$121	$120	$115	$107	$98
Fixed income	65	64	63	66	64
Liquidity/Other	33	35	34	33	37

Total	$219	$219	$212	$206	$199

Discretionary assets under management
Personal	$70	$71	$69	$67	$65
Institutional	39	39	39	38	34

Total	$109	$110	$108	$105	$99

Asset Type
Equity	$56	$57	$55	$51	$46
Fixed income	37	36	36	38	36
Liquidity/Other	16	17	17	16	17

Total	$109	$110	$108	$105	$99

Nondiscretionary assets under administration
Personal	$32	$31	$30	$28	$27
Institutional	78	78	74	73	73

Total	$110	$109	$104	$101	$100

Asset Type
Equity	$65	$63	$60	$56	$52
Fixed income	28	28	27	28	28
Liquidity/Other	17	18	17	17	20

Total	$110	$109	$104	$101	$100

(a)	See note (a) on page 13.
(b)	As of period end.
(c)	Recorded investment of purchased impaired loans related to acquisitions.
(d)	Excludes brokerage account assets.

THE PNC FINANCIAL SERVICES GROUP, INC.	Page 18

Residential Mortgage Banking (Unaudited) (a)

	Three months ended					Six months ended
Dollars in millions, except as noted	June 30 2011	March 31 2011	December 31 2010	September 30 2010	June 30 2010	June 30 2011	June 30 2010
INCOME STATEMENT
Net interest income	$47	$56	$60	$52	$70	$103	$144
Noninterest income
Loan servicing revenue
Servicing fees	63	50	46	61	66	113	135
Net MSR hedging gains	52	64	47	86	66	116	112
Loan sales revenue	52	84	66	77	49	136	88
Other	5	4	9	8	1	9	1

Total noninterest income	172	202	168	232	182	374	336

Total revenue	219	258	228	284	252	477	480
Provision for (recoveries of) credit losses	(8)	8	8	21	(8)		(24)
Noninterest expense	140	137	215	119	109	277	229

Pretax earnings	87	113	5	144	151	200	275
Income taxes	32	42	2	47	60	74	106

Earnings	$55	$71	$3	$97	$91	$126	$169

AVERAGE BALANCE SHEET
Portfolio loans	$2,703	$2,734	$2,667	$2,572	$2,540	$2,718	$2,679
Loans held for sale	1,464	1,802	1,731	1,427	1,148	1,632	1,062
Mortgage servicing rights (MSR)	1,027	1,048	863	863	1,084	1,037	1,173
Other assets	5,628	6,035	5,008	4,302	3,914	5,831	3,856

Total assets	$10,822	$11,619	$10,269	$9,164	$8,686	$11,218	$8,770

Deposits	$1,569	$1,587	$2,089	$2,108	$3,088	$1,578	$3,344
Borrowings and other liabilities	3,253	4,144	3,444	2,740	2,817	3,696	2,550
Capital	667	729	745	767	977	698	1,085

Total liabilities and equity	$5,489	$6,460	$6,278	$5,615	$6,882	$5,972	$6,979

PERFORMANCE RATIOS
Return on average capital	33%	39%	2%	50%	37%	36%	31%
Return on average assets	2.04	2.48	.12	4.20	4.20	2.27	3.89
Noninterest income to total revenue	79	78	74	82	72	78	70
Efficiency	64	53	94	42	43	58	48

RESIDENTIAL MORTGAGE SERVICING PORTFOLIO (in billions)
Beginning of period	$127	$125	$131	$137	$141	$125	$145
Acquisitions		5				5
Additions	4	3	3	3	2	7	4
Repayments/transfers	(6)	(6)	(9)	(9)	(6)	(12)	(12)

End of period	125	127	125	131	137	125	137

Servicing portfolio statistics: (b)
Fixed rate	90%	90%	89%	89%	89%
Adjustable rate/balloon	10%	10%	11%	11%	11%
Weighted average interest rate	5.49%	5.53%	5.62%	5.69%	5.74%
MSR capitalized value (in billions)	$1.0	$1.1	$1.0	$.8	$1.0
MSR capitalization value (in basis points)	80	88	82	60	71
Weighted average servicing fee (in basis points)	29	30	30	30	30

OTHER INFORMATION
Loan origination volume (in billions)	$2.6	$3.2	$3.5	$2.7	$2.3	$5.8	$4.3
Percentage of originations represented by:
Agency and government programs	100%	100%	99%	99%	99%	100%	99%
Refinance volume	68%	85%	83%	76%	58%	77%	65%
Total nonperforming assets (b)	$65	$78	$172	$164	$160
Impaired loans (b) (c)	$141	$158	$161	$173	$168

(a)	See note (a) on page 13.
(b)	As of period end.
(c)	Recorded investment of purchased impaired loans related to acquisitions.

THE PNC FINANCIAL SERVICES GROUP, INC.	Page 19

Distressed Assets Portfolio (Unaudited) (a)

	Three months ended							Six months ended
Dollars in millions	June 30 2011	March 31 2011	December 31 2010		September 30 2010	June 30 2010		June 30 2011	June 30 2010
INCOME STATEMENT
Net interest income	$257	$236	$256		$283	$348		$493	$690
Noninterest income	13	9	(56)		(35)	10		22	(2)

Total revenue	270	245	200		248	358		515	688
Provision for credit losses	81	152	231		176	404		233	569
Noninterest expense	56	53	81		46	75		109	123

Pretax earnings (loss)	133	40	(112)		26	(121)		173	(4)
Income taxes (benefit)	49	15	(41)		6	(42)		64	2

Earnings (loss)	$84	$25	$(71)		$20	$(79)		$109	$(6)

AVERAGE BALANCE SHEET
Commercial lending:
Commercial/Commercial real estate	$1,363	$1,582	$1,840		$2,088	$2,442		$1,477	$2,520
Equipment lease financing	697	757	759		753	807		727	805

Total commercial lending	2,060	2,339	2,599		2,841	3,249		2,204	3,325

Consumer lending:
Consumer	5,301	5,559	5,903		6,144	6,350		5,429	6,461
Residential real estate	6,265	6,332	6,845		7,205	8,120		6,293	8,155

Total consumer lending	11,566	11,891	12,748		13,349	14,470		11,722	14,616

Total loans	13,626	14,230	15,347		16,190	17,719		13,926	17,941
Other assets (b)	(256)	(109)	15		555	797		(183)	1,068

Total assets	$13,370	$14,121	$15,362		$16,745	$18,516		$13,743	$19,009

Deposits					$2	$180			$133
Other liabilities	$137	$159	$128		102	77		$148	66
Capital	1,422	1,371	1,476		1,605	1,671		1,397	1,702

Total liabilities and equity	$1,559	$1,530	$1,604		$1,709	$1,928		$1,545	$1,901

PERFORMANCE RATIOS
Return on average capital	24%	7%	(19	) %	5%	(19	) %	16%	(1	) %
Return on average assets	2.52	.72	(1.83)		.47	(1.71)		1.60	(.06)

OTHER INFORMATION
Nonperforming assets (c)	$1,087	$1,208	$1,242		$1,218	$1,435
Impaired loans (c) (d)	$5,543	$5,685	$5,879		$6,001	$6,867
Net charge-offs	$96	$123	$183		$107	$276		$219	$387
Annualized net charge-off ratio	2.83%	3.51%	4.73%		2.62%	6.25%		3.17%	4.35%

LOANS (in billions) (c)
Commercial lending:
Commercial/Commercial real estate	$1,222	$1,474	$1,684		$1,911	$2,282
Equipment lease financing	701	695	764		757	757

Total commercial lending	1,923	2,169	2,448		2,668	3,039

Consumer lending:
Consumer	5,240	5,381	5,769		6,011	6,323
Residential real estate	6,250	6,325	6,564		7,014	7,911

Total consumer lending	11,490	11,706	12,333		13,025	14,234

Total loans	$13,413	$13,875	$14,781		$15,693	$17,273

(a)	See note (a) on page 13.
(b)	Other assets were negative in the second and first quarters of 2011 due to a decline in deferred taxes and an increase in loan reserve.
(c)	As of period end.
(d)	Recorded investment of purchased impaired loans related to acquisitions.

THE PNC FINANCIAL SERVICES GROUP, INC.	Page 20

Glossary of Terms

Accretable net interest (Accretable yield) - The excess of cash flows expected to be collected on a purchased impaired loan over the carrying value of the loan. The accretable net interest is recognized into interest income over the remaining life of the loan using the constant effective yield method.

Adjusted average total assets - Primarily comprised of total average quarterly (or annual) assets plus (less) unrealized losses (gains) on investment securities, less goodwill and certain other intangible assets (net of eligible deferred taxes).

Annualized - Adjusted to reflect a full year of activity.

Assets under management - Assets over which we have sole or shared investment authority for our customers/clients. We do not include these assets on our Consolidated Balance Sheet.

Basis point - One hundredth of a percentage point.

Cash recoveries - Cash recoveries used in the context of purchased impaired loans represent cash payments from customers that exceeded the recorded investment of the designated impaired loan.

Charge-off - Process of removing a loan or portion of a loan from our balance sheet because it is considered uncollectible. We also record a charge-off when a loan is transferred from portfolio holdings to held for sale by reducing the loan carrying amount to the fair value of the loan, if fair value is less than carrying amount.

Common shareholders’ equity to total assets - Common shareholders’ equity divided by total assets. Common shareholders’ equity equals total shareholders’ equity less the liquidation value of preferred stock.

Credit spread - The difference in yield between debt issues of similar maturity. The excess of yield attributable to credit spread is often used as a measure of relative creditworthiness, with a reduction in the credit spread reflecting an improvement in the borrower’s perceived creditworthiness.

Derivatives - Financial contracts whose value is derived from changes in publicly traded securities, interest rates, currency exchange rates or market indices. Derivatives cover a wide assortment of financial contracts, including but not limited to forward contracts, futures, options and swaps.

Duration of equity - An estimate of the rate sensitivity of our economic value of equity. A negative duration of equity is associated with asset sensitivity (i.e., positioned for rising interest rates), while a positive value implies liability sensitivity (i.e., positioned for declining interest rates). For example, if the duration of equity is +1.5 years, the economic value of equity declines by 1.5% for each 100 basis point increase in interest rates.

Earning assets - Assets that generate income, which include: Federal funds sold; resale agreements; trading securities; interest-earning deposits with banks; loans held for sale; loans; investment securities; and certain other assets.

Economic capital - Represents the amount of resources that a business or business segment should hold to guard against potentially large losses that could cause insolvency. It is based on a measurement of economic risk, as opposed to risk as defined by regulatory bodies. The economic capital measurement process involves converting a risk distribution to the capital that is required to support the risk, consistent with our target credit rating. As such, economic risk serves as a “common currency” of risk that allows us to compare different risks on a similar basis.

Effective duration - A measurement, expressed in years, that, when multiplied by a change in interest rates, would approximate the percentage change in value of on- and off- balance sheet positions.

Efficiency - Noninterest expense divided by total revenue.

Fair value - The price that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date.

THE PNC FINANCIAL SERVICES GROUP, INC.	Page 21

FICO score - A credit bureau-based industry standard score created by Fair Isaac Co. which predicts the likelihood of borrower default. We use FICO scores both in underwriting and assessing credit risk in our consumer lending portfolio. Lower FICO scores indicate likely higher risk of default, while higher FICO scores indicate likely lower risk of default. FICO scores are updated on a periodic basis.

Funds transfer pricing - A management accounting methodology designed to recognize the net interest income effects of sources and uses of funds provided by the assets and liabilities of a business segment. We assign these balances LIBOR-based funding rates at origination that represent the interest cost for us to raise/invest funds with similar maturity and repricing structures.

Futures and forward contracts - Contracts in which the buyer agrees to purchase and the seller agrees to deliver a specific financial instrument at a predetermined price or yield. May be settled either in cash or by delivery of the underlying financial instrument.

GAAP - Accounting principles generally accepted in the United States of America.

Investment securities - Collectively, securities available for sale and securities held to maturity.

Leverage ratio - Tier 1 risk-based capital divided by adjusted average total assets.

LIBOR - Acronym for London InterBank Offered Rate. LIBOR is the average interest rate charged when banks in the London wholesale money market (or interbank market) borrow unsecured funds from each other. LIBOR rates are used as a benchmark for interest rates on a global basis.

Loan-to-value ratio (LTV) - A calculation of a loan’s collateral coverage that is used both in underwriting and assessing credit risk in our lending portfolio. LTV is the sum total of loan obligations secured by collateral divided by the market value of that same collateral. Market values of the collateral are based on an independent valuation of the collateral. For example, an LTV of less than 90% is better secured and has less credit risk than an LTV of greater than or equal to 90%. Our real estate market values are updated on an annual basis but may be updated more frequently for select loans.

Loss Given Default (LGD) - An estimate of recovery based on collateral type, collateral value, loan exposure, or the guarantor(s) quality and guaranty type (full or partial). Each loan has its own LGD. The LGD risk rating measures the percentage of exposure of a specific credit obligation that we expect to lose if default occurs. LGD is net of recovery, through either liquidation of collateral or deficiency judgments rendered from foreclosure or bankruptcy proceedings. The LGD rating is updated with the same frequency as the borrower’s PD rating, and should be done more frequently than the PD if the collateral values and amounts change often.

Net interest income from loans and deposits - A management accounting assessment, using funds transfer pricing methodology, of the net interest contribution from loans and deposits.

Net interest margin - Annualized taxable-equivalent net interest income divided by average earning assets.

Nonaccretable difference - Contractually required payments receivable on a purchased impaired loan in excess of the cash flows expected to be collected.

Nondiscretionary assets under administration - Assets we hold for our customers/clients in a non-discretionary, custodial capacity. We do not include these assets on our Consolidated Balance Sheet.

Nonperforming assets - Nonperforming assets include non-accrual loans, certain non-accrual troubled debt restructured loans, OREO, foreclosed and other assets. We do not accrue interest income on assets classified as nonperforming.

Nonperforming loans - Loans for which we do not accrue interest income. Nonperforming loans include loans to commercial, commercial real estate, equipment lease financing, consumer (including loans and lines of credit secured by residential real estate), and residential real estate (including mortgages and construction) customers as well as certain non-accrual troubled debt restructured loans. Nonperforming loans do not include loans held for sale or OREO and foreclosed assets. Nonperforming loans do not include purchased impaired loans as we are currently accreting interest income over the expected life of the loans.

Notional amount - A number of currency units, shares, or other units specified in a derivative contract.

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Operating leverage - The period to period dollar or percentage change in total revenue (GAAP basis) less the dollar or percentage change in noninterest expense. A positive variance indicates that revenue growth exceeded expense growth (i.e., positive operating leverage) while a negative variance implies expense growth exceeded revenue growth (i.e., negative operating leverage).

Other real estate owned (OREO) - Foreclosed assets taken in settlement of troubled loans through surrender or foreclosure. Foreclosed assets include all assets received in full or partial satisfaction of a loan and include real and personal property, equity interests in corporations, partnerships, joint ventures, and beneficial interests in trusts. Premises that are no longer used in operations may also be included in real estate owned.

Other-than-temporary impairment (OTTI) - When the fair value of a security is less than its amortized cost basis, an assessment is performed to determine whether the impairment is other-than-temporary. If we intend to sell the security or more likely than not will be required to sell the security before recovery of its amortized cost basis less any current-period credit loss, an other-than-temporary impairment is considered to have occurred. In such cases, an other-than-temporary impairment is recognized in earnings equal to the entire difference between the investment’s amortized cost basis and its fair value at the balance sheet date. Further, if we do not expect to recover the entire amortized cost of the security, an other-than-temporary impairment is considered to have occurred. However for debt securities, if we do not intend to sell the security and it is not more likely than not that we will be required to sell the security before its recovery, the other-than-temporary loss is separated into (a) the amount representing the credit loss, and (b) the amount related to all other factors. The other-than-temporary impairment related to credit losses is recognized in earnings while the amount related to all other factors is recognized in other comprehensive income, net of tax.

Pretax earnings - Income from continuing operations before income taxes and noncontrolling interests.

Pretax, pre-provision earnings from continuing operations - Total revenue less noninterest expense, both from continuing operations.

Probability of Default (PD) - An internal risk rating that indicates the likelihood that a credit obligor will enter into default status.

Provision-adjusted net interest margin - Net interest margin less the ratio of the annualized provision for credit losses to average interest-earning assets.

Purchase accounting accretion - Accretion of the discounts and premiums on acquired assets and liabilities. The purchase accounting accretion is recognized in net interest income over the weighted average life of the financial instruments using the constant effective yield method.

Purchased impaired loans - Acquired loans determined to be credit impaired under FASB ASC 310-30 (AICPA SOP 03-3). Loans are determined to be impaired if there is evidence of credit deterioration since origination and for which it is probable that all contractually required payments will not be collected.

Recorded investment - The initial investment of a purchased impaired loan plus interest accretion and less any cash payments and writedowns to date. The recorded investment excludes any valuation allowance which is included in our allowance for loan and lease losses.

Recovery - Cash proceeds received on a loan that we had previously charged off. We credit the amount received to the allowance for loan and lease losses.

Residential development loans - Project-specific loans to commercial customers for the construction or development of residential real estate including land, single family homes, condominiums and other residential properties. This would exclude loans to commercial customers where proceeds are for general corporate purposes whether or not such facilities are secured.

Residential mortgage servicing rights hedge gains/(losses), net - We have elected to measure acquired or originated residential mortgage servicing rights (MSRs) at fair value under GAAP. We employ a risk management strategy designed to protect the economic value of MSRs from changes in interest rates. This strategy utilizes securities and a portfolio of derivative instruments to hedge changes in the fair value of MSRs arising from changes in interest rates. These financial instruments are expected to have changes in fair value which are negatively correlated to the change in fair value of the MSR portfolio. Net MSR hedge gains/(losses) represent the change in the fair value of MSRs, exclusive of changes due to time decay and payoffs, combined with the change in the fair value of the associated securities and derivative instruments.

Return on average assets - Annualized net income divided by average assets.

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Return on average capital - Annualized net income divided by average capital.

Return on average common shareholders’ equity - Annualized net income less preferred stock dividends, including preferred stock discount accretion and redemptions, divided by average common shareholders’ equity.

Risk-weighted assets - Computed by the assignment of specific risk-weights (as defined by the Board of Governors of the Federal Reserve System) to assets and off-balance sheet instruments.

Securitization - The process of legally transforming financial assets into securities.

Servicing rights - An intangible asset or liability created by an obligation to service assets for others. Typical servicing rights include the right to receive a fee for collecting and forwarding payments on loans and related taxes and insurance premiums held in escrow.

Taxable-equivalent interest - The interest income earned on certain assets is completely or partially exempt from Federal income tax. As such, these tax-exempt instruments typically yield lower returns than taxable investments. To provide more meaningful comparisons of yields and margins for all interest-earning assets, we use interest income on a taxable-equivalent basis in calculating average yields and net interest margins by increasing the interest income earned on tax-exempt assets to make it fully equivalent to interest income earned on other taxable investments. This adjustment is not permitted under GAAP on the Consolidated Income Statement.

Tier 1 common capital - Tier 1 risk-based capital, less preferred equity, less trust preferred capital securities, and less noncontrolling interests.

Tier 1 common capital ratio - Tier 1 common capital divided by period-end risk-weighted assets.

Tier 1 risk-based capital - Total shareholders’ equity, plus trust preferred capital securities, plus certain noncontrolling interests that are held by others; less goodwill and certain other intangible assets (net of eligible deferred taxes relating to taxable and nontaxable combinations), less equity investments in nonfinancial companies less ineligible servicing assets and less net unrealized holding losses on available for sale equity securities. Net unrealized holding gains on available for sale equity securities, net unrealized holding gains (losses) on available for sale debt securities and net unrealized holding gains (losses) on cash flow hedge derivatives are excluded from total shareholders’ equity for Tier 1 risk-based capital purposes.

Tier 1 risk-based capital ratio - Tier 1 risk-based capital divided by period-end risk-weighted assets.

Total equity - Total shareholders’ equity plus noncontrolling interests.

Total risk-based capital - Tier 1 risk-based capital plus qualifying subordinated debt and trust preferred securities, other noncontrolling interest not qualified as Tier 1, eligible gains on available for sale equity securities and the allowance for loan and lease losses, subject to certain limitations.

Total risk-based capital ratio - Total risk-based capital divided by period-end risk-weighted assets.

Transaction deposits - The sum of interest-bearing money market deposits, interest-bearing demand deposits, and noninterest-bearing deposits.

Troubled debt restructuring - A restructuring of a loan whereby the lender for economic or legal reasons related to the borrower’s financial difficulties grants a concession to the borrower that the lender would not otherwise consider.

Watchlist - A list of criticized loans, credit exposure or other assets compiled for internal monitoring purposes. We define criticized exposure for this purpose as exposure with an internal risk rating of other assets especially mentioned, substandard, doubtful or loss.

Yield curve - A graph showing the relationship between the yields on financial instruments or market indices of the same credit quality with different maturities. For example, a “normal” or “positive” yield curve exists when long-term bonds have higher yields than short-term bonds. A “flat” yield curve exists when yields are the same for short-term and long-term bonds. A “steep” yield curve exists when yields on long-term bonds are significantly higher than on short-term bonds. An “inverted” or “negative” yield curve exists when short-term bonds have higher yields than long-term bonds.